Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Usio, Inc.

San Antonio, Texas

We hereby consent to the inclusion in this Registration Statement on Form S-3 of Usio, Inc. of our audit report dated March 27, 2024, with respect to the consolidated financial statements of Usio, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ADKF, P.C.

ADKF, P.C.

San Antonio, Texas

May 22, 2025